EXHIBIT 23.1
Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-46836, 333-64799, and 333-169276) of Warwick Valley Telephone Company of our report dated June 6, 2011, except for note 11, as to which the date is August 5, 2011, relating to the financial statements and supplementary information of Alteva, LLC which appears in the Current Report on Form 8-K/A of Warwick Valley Telephone Company dated October 21, 2011.

/s/ WithumSmith+Brown, PC
Princeton, New Jersey
October 21, 2011